Exhibit 10.1

Director Compensation Schedule

Board of Directors

Per Meeting Compensation

$7,500 per regular quarterly meeting attended in person (for all directors)

$2,500 per regular quarterly meeting (in lieu of above amount) for telephonic participation (for all directors)

$750 per meeting attended in person or via telephone for all meetings in addition to regular quarterly meetings (for all Board members)

Committee Chairs

Quarterly Retainers

$4,000 to Audit Committee Chairperson

$2,500 to Compensation Committee Chairperson

$2,500 to Nominating & Governance Committee Chairperson

Committee Meeting Fees

$750 per Audit Committee meeting attended in person or via telephone, with no cap on number of meetings (for all committee members)

$750 per Compensation Committee or Nominating & Governance Committee Meeting attended in person or via telephone, with cap of 3 meetings per quarter (for all committee members)

None of the above-referenced compensation shall be paid to any members of the Board of Directors (or committees thereof) who is also an employee of the Company.